                       FOOD INTEGRATED TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                                                                      EXHIBIT 11

                                              JULY 31, 1996

                                               Three                             Nine
                                           Months ended                       Months ended
                                              July 31,                          July  31,
                                        1995            1996              1995           1996
                                        ----            ----              ----           ----
Weighted average common shares
outstanding                          2,050,323        2,062,323        2,171,976       2,062,323

Weighted average common shares
issued                                    --               --                --             --

Treasury shares purchased                 --               --           (125,461)           --

Treasury shares sold                     5,467             --             36,145            --
                                     ---------       ----------        ---------       ---------

Weighted average common shares
outstanding                          2,055,790        2,062,323        2,082,660       2,062,323
                                     =========       ==========        =========       =========


                                       12